Exhibit 99.1

Investor Contact: Jeremy Cohen

Investor.Relations@Covista.com

Media Contact: Nick Lucido

CovistaMedia@Covista.com

Covista Reports First Quarter Fiscal Year 2027 Results; Raises Fiscal Year 2027 Revenue and Adjusted EPS Guidance

Total enrollment up 7.6% YoY

Revenue up 10.7% YoY

Diluted earnings per share $1.95; Adjusted EPS $2.19, growth of 25.1% YoY

Chief Financial Officer Robert Phelan announces planned retirement; will continue to serve until a successor is named

First quarter highlights

●	Total student enrollment of 104,713, up 7.6% year-over-year, achieved 13th straight quarter of growth
●	Revenue of $511.5 million, up 10.7% year-over-year
●	Chamberlain University achieved 3rd straight quarter of total enrollment growth and achieved 17th straight quarter of pre-licensure BSN total enrollment growth
●	Walden University achieved 13th straight quarter of total enrollment growth, up 12.8% year-over-year, highest total enrollment in university history
●	Medical and Veterinary delivered total enrollment growth of 3.5% year-over-year
●	GAAP net income $67.4 million; adjusted EBITDA $131.2 million, up 17.1% year-over-year

Capital allocation

●	Repurchased $84 million of shares in the first quarter
●	Net leverage of 0.5x as of Sep. 30, 2026
●	Repriced our $510 million Term Loan B, reducing the interest rate margin by 25 basis points to SOFR plus 2.00%

Increased fiscal year 2027 guidance

●	Revenue in the range of $2,060 million to $2,095 million, or approximately 5.5% to 7% growth year-over-year, and from a previous range of $2,050 million to $2,090 million
●	Adjusted earnings per share in the range of $9.00 to $9.20, or approximately 9% to 11.5% growth year-over-year, and from a previous range of $8.90 to $9.15

CHICAGO – October 29, 2026 – Covista Inc. (NYSE: CVSA), America’s largest healthcare educator, today reported first quarter fiscal year 2027 results (ended Sep. 30, 2026). This quarter, the Company launched Purpose at Scale, its three-year strategy to train the next generation of healthcare professionals at industry-leading scale. Purpose at Scale is underpinned by operational excellence, platform extension, employer integration and a technology focus.

“Purpose at Scale is delivering and all four pillars of the strategy are contributing to our momentum. Total enrollment grew for the 13th consecutive quarter, powering our double-digit revenue growth and continued margin expansion. On that strength, we are raising our fiscal 2027 guidance,” said Steve Beard, Chairman and Chief Executive Officer, Covista. “The demand behind our strategy is durable, and Covista is critical infrastructure for American healthcare. We serve an urgent need in the communities where care matters most, and by doing that well, we are strategically positioned to create lasting value for our shareholders.”

Financial Highlights

Selected financial data for the three months ended Sep. 30, 2026:

●	Revenue of $511.5 million increased 10.7% compared with the prior year
●	Operating income of $98.0 million, compared with $85.5 million in the prior year; adjusted operating income of $106.6 million, compared with $90.3 million in the prior year
●	Net income of $67.4 million, compared with $61.8 million in the prior year; adjusted net income of $75.8 million, compared with $64.9 million in the prior year
●	Diluted earnings per share of $1.95, compared with $1.67 in the prior year; adjusted earnings per share of $2.19, compared with $1.75 in the prior year
●	Adjusted EBITDA of $131.2 million, compared with $112.0 million in the prior year; adjusted EBITDA margin of 25.6%, compared with 24.2% in the prior year

Business Highlights

●	Covista's strategic nursing collaboration with Advocate Health began enrolling students through Chamberlain University in Wisconsin. Building on that successful launch, the relationship is expanding to Chamberlain's three Chicago-area campuses.
●	Chamberlain University opened its Cincinnati and Salt Lake City campuses. The Company also announced it will open its 27th campus in Nashville, which is expected to begin classes in January 2027.
●	Walden University launched four new programs this quarter. Programs introduced heading into the 2026 academic year have already enrolled more than 2,000 students, demonstrating Walden’s speed to market in high-demand fields.
●	Covista released new analysis showing that students at Ross University School of Medicine and American University of the Caribbean School of Medicine passed the United States Medical Licensing Examination® (USMLE®) Step 1 on their first attempt at rates comparable to or higher than U.S. MD students with similar MCAT scores in most score bands.¹
●	Covista’s performance and responsible business practices continued to earn national recognition, including TIME’s America’s Growth Leaders 2027 and World’s Best Companies 2026, and Newsweek’s America’s Greenest Companies 2027 and America’s Greatest Companies 2026.

Segment Highlights

Chamberlain

	Three Months Ended
$ in millions	September 30,
	2026	2025	% Change
Revenue	$192.4	$179.2	7.4%
Operating Income	$26.7	$25.6	4.4%
Adj. Operating Income	$26.7	$25.6	4.4%
Adj. EBITDA	$37.6	$35.1	7.1%
Total Students(2)	40,351	39,846	1.3%

●	Total student enrollment increased 1.3% compared with the prior year, driven by growth in pre-licensure nursing.

Walden

	Three Months Ended
$ in millions	September 30,
	2026	2025	% Change
Revenue	$216.7	$190.0	14.1%
Operating Income	$63.6	$53.3	19.5%
Adj. Operating Income	$65.0	$56.1	16.0%
Adj. EBITDA	$71.9	$61.9	16.1%
Total Students(2)	58,881	52,216	12.8%

●	Total student enrollment increased 12.8% compared with the prior year, driven by growth in healthcare and non-healthcare programs.

Medical and Veterinary

	Three Months Ended
$ in millions	September 30,
	2026	2025	% Change
Revenue	$102.5	$93.1	10.0%
Operating Income	$22.3	$16.7	33.0%
Adj. Operating Income	$22.3	$16.8	32.7%
Adj. EBITDA	$27.4	$21.4	27.9%
Total Students(2)	5,481	5,297	3.5%

●	Total student enrollment increased 3.5% compared with the prior year, driven by growth in both medical and veterinary.

Fiscal Year 2027 Outlook

Covista raised its revenue guidance for fiscal year 2027 from a range of $2,050 million to $2,090 million, or approximately 5% to 7% growth year-over-year, to a range of $2,060 million to $2,095 million, or approximately 5.5% to 7% growth year-over-year.

Covista also raised its adjusted earnings per share guidance from a range of $8.90 to $9.15, or approximately 8% to 11% growth year-over-year, to a range of $9.00 to $9.20, or approximately 9% to 11.5% growth year-over-year.

Management Update

Chief Financial Officer Robert Phelan has decided to retire from Covista after nearly seven years, as part of a planned transition. He will remain in this role until a successor is named, with no change in responsibilities. He will support the incoming Chief Financial Officer through a transition period. An active search is underway.

Conference Call and Webcast Information

Covista will hold a conference call to discuss its first quarter fiscal year 2027 results today at 4:00 p.m. CT (5:00 p.m. ET).

The call can be accessed by dialing +1 877-407-6184 (U.S. participants) or +1 201-389-0877 (international participants) and stating “Covista earnings call” or by using conference ID:13762351. The call will be simulcast through the Covista investor relations website at: https://investors.covista.com.

Covista will archive a replay of the call for 30 days. To access the replay, dial +1 877-660-6853 (U.S.) or +1 201-612-7415 (international), conference ID: 13762351, or visit the Covista investor relations website.

About Covista

Covista (NYSE: CVSA) is America's largest healthcare educator, serving 100,000 students and supported by a community of 400,000 alumni across five accredited institutions. Through personalized, tech-enabled education powered by 10,000 faculty and colleagues, Covista expands access to healthcare careers and addresses the U.S. healthcare workforce shortage at scale. Covista is the parent company of American University of the Caribbean School of Medicine, Chamberlain University, Ross University School of Medicine, Ross University School of Veterinary Medicine and Walden University. For more information, visit covista.com and follow us on LinkedIn, Instagram and YouTube.

Cautionary Disclosure Regarding Forward-Looking Statements

Certain statements contained in this release are forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements provide current expectations of future events based on certain assumptions and include any statement that does not directly relate to any historical or current fact, which includes statements regarding Covista’s future growth. Forward-looking statements generally can be identified by the use of forward-looking terminology such as “future,” “believe,” “project,” “expect,” “anticipate,” “estimate,” “plan,” “intend,” “may,” “will,” “would,” “could,” “can,” “continue,” “preliminary,” “potential,” “range,” and similar terms. These forward-looking statements are subject to risk and uncertainties that could cause actual results to differ materially from those described in the statements. Important factors that could cause actual results to differ materially from the expectations expressed or implied by our forward-looking statements are disclosed in Item 1A. “Risk Factors,” of our Annual Report on Form 10-K. You should evaluate forward-looking statements in the context of these risks and uncertainties and are cautioned to not place undue reliance on such forward-looking statements. We caution you that these factors may not contain all of the factors that are important to you. We cannot assure you that we will realize the results, performance or developments we expect or anticipate or, even if substantially realized, that they will result in the consequences or affect us or our operations in the way we expect. All forward-looking statements are based on information available to us as of the date any such statements are made, and Covista assumes no obligation to publicly update or revise its forward-looking statements even if experience or future changes make it clear that any projected results expressed or implied therein will not be realized, except as required by law.

A reconciliation of non-GAAP guidance measures to corresponding GAAP measures is not available on a forward-looking basis without unreasonable effort due to the uncertainty of special items that may be incurred in the future, although these special items could be material to Covista's results in accordance with GAAP.

1.	Comparison using university and AAMC data. Data is based on students who matriculated between 2021-2023 and sat for the USMLE Step 1 as of August 2026. Not all matriculants sat for the USMLE Step 1 exam. Students must successfully matriculate, complete the Medical Sciences curriculum and pass a school approved Medical Sciences Comprehensive Exam to sit for the USMLE Step 1 exam.
2.	Represents total students attending sessions during each institution’s most recent enrollment period in Q1 FY 2027 and Q1 FY 2026.

###

Covista Inc.

Consolidated Balance Sheets

(unaudited)

(in thousands)

	September 30,	June 30,
	2026	2026
Assets:
Current assets:
Cash and cash equivalents	$222,223	$406,316
Restricted cash	2,336	1,438
Accounts and financing receivables, net	241,469	169,561
Prepaid expenses and other current assets	86,542	75,126
Total current assets	552,570	652,441
Noncurrent assets:
Property and equipment, net	324,706	302,649
Operating lease assets	197,511	204,364
Intangible assets, net	752,860	754,254
Goodwill	961,262	961,262
Other assets, net	139,364	137,738
Total noncurrent assets	2,375,703	2,360,267
Total assets	$2,928,273	$3,012,708
Liabilities and shareholders' equity:
Current liabilities:
Accounts payable	$96,383	$124,763
Accrued payroll and benefits	57,720	78,669
Accrued liabilities	126,214	94,364
Deferred revenue	365,096	259,125
Current operating lease liabilities	33,984	34,799
Current portion of long-term debt	5,100	5,100
Total current liabilities	684,497	596,820
Noncurrent liabilities:
Long-term debt	495,131	657,750
Long-term operating lease liabilities	219,374	207,846
Deferred income taxes	69,320	61,782
Other liabilities	38,308	42,325
Total noncurrent liabilities	822,133	969,703
Total liabilities	1,506,630	1,566,523
Commitments and contingencies
Total shareholders' equity	1,421,643	1,446,185
Total liabilities and shareholders' equity	$2,928,273	$3,012,708

Covista Inc.

Consolidated Statements of Income

(unaudited)

(in thousands, except per share data)

	Three Months Ended
	September 30,
	2026	2025
Revenue	$511,534	$462,288
Operating cost and expense:
Cost of educational services	220,759	200,767
Student services and administrative expense	192,585	175,734
Restructuring expense	163	310
Total operating cost and expense	413,507	376,811
Operating income	98,027	85,477
Interest expense	(9,944)	(11,090)
Other income, net	1,416	2,486
Income from continuing operations before income taxes	89,499	76,873
Provision for income taxes	(18,017)	(15,811)
Income from continuing operations	71,482	61,062
Discontinued operations:
(Loss) income from discontinued operations before income taxes	(5,420)	747
Benefit from income taxes	1,365	23
(Loss) income from discontinued operations	(4,055)	770
Net income and comprehensive income	$67,427	$61,832

Earnings (loss) per share:
Basic:
Continuing operations	$2.11	$1.69
Discontinued operations	$(0.12)	$0.02
Total basic earnings per share	$1.99	$1.71
Diluted:
Continuing operations	$2.07	$1.65
Discontinued operations	$(0.12)	$0.02
Total diluted earnings per share	$1.95	$1.67

Weighted-average shares outstanding:
Basic shares	33,951	36,111
Diluted shares	34,573	37,057

Covista Inc.

Consolidated Statements of Cash Flows

(unaudited)

(in thousands)

	Three Months Ended
	September 30,
	2026	2025
Operating activities:
Net income	$67,427	$61,832
Loss (income) from discontinued operations	4,055	(770)
Income from continuing operations	71,482	61,062
Adjustments to reconcile net income to net cash provided by operating activities:
Stock-based compensation	8,181	8,293
Amortization of operating lease assets	7,018	7,216
Depreciation	10,862	10,296
Amortization of acquired intangible assets	1,394	2,805
Amortization and write-off of debt discount and issuance costs	660	1,145
Provision for credit losses	22,402	14,883
Deferred income taxes	8,798	54,413
Loss on disposals and impairments of property and equipment	—	2
Loss (gain) on investments	218	(680)
Changes in assets and liabilities:
Accounts and financing receivables	(94,219)	(62,690)
Prepaid expenses and other current assets	(10,788)	(29,841)
Cloud computing implementation assets	(3,292)	(4,812)
Accounts payable	(13,536)	1,378
Accrued payroll and benefits	(20,886)	(24,359)
Accrued liabilities	13,025	(12,287)
Deferred revenue	107,928	109,082
Operating lease liabilities	10,548	(4,317)
Other assets and liabilities	(5,524)	(960)
Net cash provided by operating activities-continuing operations	114,271	130,629
Net cash used in operating activities-discontinued operations	(233)	(80)
Net cash provided by operating activities	114,038	130,549
Investing activities:
Capital expenditures	(37,592)	(16,023)
Proceeds from sales of marketable securities	—	100
Purchases of marketable securities	—	(100)
Net cash used in investing activities	(37,592)	(16,023)
Financing activities:
Proceeds from exercise of stock options	—	131
Employee taxes paid on withholding shares	(16,203)	(39,119)
Proceeds from stock issued under Colleague Stock Purchase Plan	564	411
Repurchases of common stock for treasury	(81,002)	(7,595)
Repayments under long-term debt obligations	(163,000)	—
Payment of debt issuance costs	—	(3,333)
Net cash used in financing activities	(259,641)	(49,505)
Net (decrease) increase in cash, cash equivalents and restricted cash	(183,195)	65,021
Cash, cash equivalents and restricted cash at beginning of period	407,754	201,164
Cash, cash equivalents and restricted cash at end of period	$224,559	$266,185

Covista Inc.

Segment Revenue

(unaudited)

(in thousands)

	Three Months Ended
	September 30,
			Increase/(Decrease)
	2026	2025	$	%
Revenue:
Chamberlain	$192,400	$179,201	$13,199	7.4%
Walden	216,673	189,960	26,713	14.1%
Medical and Veterinary	102,461	93,127	9,334	10.0%
Consolidated	$511,534	$462,288	$49,246	10.7%

Covista Inc.

Non-GAAP Financial Measures and Reconciliations

We believe that certain non-GAAP financial measures provide investors with useful supplemental information regarding the underlying business trends and performance of Covista’s ongoing operations as seen through the eyes of management and are useful for period-over-period comparisons. We use these supplemental non-GAAP financial measures internally in our assessment of performance and budgeting process. However, these non-GAAP financial measures should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. The following are non-GAAP financial measures used in the subsequent GAAP to non-GAAP reconciliation tables:

Adjusted net income (most comparable GAAP measure: net income) – Measure of Covista’s net income adjusted for restructuring expense, amortization of acquired intangible assets, strategic advisory costs, loss on debt extinguishment, debt modification costs, U.S. tax benefit due to an increase in foreign-derived income, and loss (income) from discontinued operations.

Adjusted earnings per share (most comparable GAAP measure: diluted earnings per share) – Measure of Covista’s diluted earnings per share adjusted for restructuring expense, amortization of acquired intangible assets, strategic advisory costs, loss on debt extinguishment, debt modification costs, U.S. tax benefit due to an increase in foreign-derived income, and loss (income) from discontinued operations.

Adjusted operating income (most comparable GAAP measure: operating income) – Measure of Covista’s operating income adjusted for restructuring expense, amortization of acquired intangible assets, strategic advisory costs, and debt modification costs.

Adjusted EBITDA (most comparable GAAP measure: net income) – Measure of Covista’s net income adjusted for loss (income) from discontinued operations, interest expense, other income, net, provision for income taxes, depreciation, amortization of acquired intangible assets, amortization of cloud computing implementation assets, stock-based compensation, restructuring expense, strategic advisory costs, and debt modification costs. Provision for income taxes, interest expense, and other income, net are not recorded at the reportable segments, and therefore, the segment adjusted EBITDA reconciliations begin with adjusted operating income.

Free cash flow (most comparable GAAP measure: net cash provided by operating activities-continuing operations) – Defined as net cash provided by operating activities-continuing operations less capital expenditures.

Net debt – Defined as total long-term debt principal less cash and cash equivalents.

Net leverage – Defined as net debt divided by adjusted EBITDA.

A description of special items in our non-GAAP financial measures described above are as follows:

●	Restructuring expense primarily related to workforce reductions and prior real estate consolidations at Covista’s home office. We do not include normal, recurring, cash operating expenses in our restructuring expense.
●	Amortization of acquired intangible assets.
●	Amortization of cloud computing implementation assets.
●	Strategic advisory costs related to expanding capabilities and bringing new capacities to market to further enhance our strategic position. We do not include normal, recurring, cash operating expenses in our strategic advisory costs.
●	Loss on debt extinguishment related to the amendment of the Revolver.
●	Debt modification costs related to refinancing our Term Loan B.
●	U.S. tax benefit due to an increase in foreign-derived income.
●	Loss (income) from discontinued operations includes activity from ongoing litigation costs and settlements related to prior divestitures.

Covista Inc.

Adjusted Operating Income

(unaudited)

(in thousands)

	Three Months Ended
	September 30,
			Increase/(Decrease)
	2026	2025	$	%
Chamberlain:
Operating income	$26,730	$25,608	$1,122	4.4%
Adjusted operating income	$26,730	$25,608	$1,122	4.4%
Operating margin	13.9%	14.3%
Adjusted operating margin	13.9%	14.3%

Walden:
Operating income	$63,649	$53,269	$10,380	19.5%
Amortization of acquired intangible assets	1,394	2,805	(1,411)
Adjusted operating income	$65,043	$56,074	$8,969	16.0%
Operating margin	29.4%	28.0%
Adjusted operating margin	30.0%	29.5%

Medical and Veterinary:
Operating income	$22,251	$16,728	$5,523	33.0%
Restructuring expense	—	44	(44)
Adjusted operating income	$22,251	$16,772	$5,479	32.7%
Operating margin	21.7%	18.0%
Adjusted operating margin	21.7%	18.0%

Covista(1):
Operating income (GAAP)	$98,027	$85,477	$12,550	14.7%
Restructuring expense	163	310	(147)
Amortization of acquired intangible assets	1,394	2,805	(1,411)
Strategic advisory costs	6,231	1,684	4,547
Debt modification costs	756	—	756
Adjusted operating income (non-GAAP)	$106,571	$90,276	$16,295	18.1%
Operating margin (GAAP)	19.2%	18.5%
Adjusted operating margin (non-GAAP)	20.8%	19.5%

(1) Consolidated results include Home Office activities not allocated to segments.

Covista Inc.

Adjusted EBITDA

(unaudited)

(in thousands)

	Three Months Ended
	September 30,
			Increase/(Decrease)
	2026	2025	$	%
Chamberlain:
Adjusted operating income (GAAP)	$26,730	$25,608	$1,122	4.4%
Depreciation	6,094	5,375	719
Amortization of cloud computing implementation assets	2,386	1,527	859
Stock-based compensation	2,372	2,570	(198)
Adjusted EBITDA (non-GAAP)	$37,582	$35,080	$2,502	7.1%
Adjusted EBITDA margin (non-GAAP)	19.5%	19.6%

Walden:
Adjusted operating income (GAAP)	$65,043	$56,074	$8,969	16.0%
Depreciation	1,784	1,940	(156)
Amortization of cloud computing implementation assets	2,253	1,204	1,049
Stock-based compensation	2,782	2,653	129
Adjusted EBITDA (non-GAAP)	$71,862	$61,871	$9,991	16.1%
Adjusted EBITDA margin (non-GAAP)	33.2%	32.6%

Medical and Veterinary:
Adjusted operating income (GAAP)	$22,251	$16,772	$5,479	32.7%
Depreciation	2,823	2,820	3
Amortization of cloud computing implementation assets	931	411	520
Stock-based compensation	1,390	1,410	(20)
Adjusted EBITDA (non-GAAP)	$27,395	$21,413	$5,982	27.9%
Adjusted EBITDA margin (non-GAAP)	26.7%	23.0%

Covista(1):
Net income (GAAP)	$67,427	$61,832	$5,595	9.0%
Loss (income) from discontinued operations	4,055	(770)	4,825
Interest expense	9,944	11,090	(1,146)
Other income, net	(1,416)	(2,486)	1,070
Provision for income taxes	18,017	15,811	2,206
Depreciation and amortization	17,826	16,243	1,583
Stock-based compensation	8,181	8,293	(112)
Restructuring expense	163	310	(147)
Strategic advisory costs	6,231	1,684	4,547
Debt modification costs	756	—	756
Adjusted EBITDA (non-GAAP)	$131,184	$112,007	$19,177	17.1%
Adjusted EBITDA margin (non-GAAP)	25.6%	24.2%

(1) Consolidated results include Home Office activities not allocated to segments.

Covista Inc.

Adjusted Earnings

(unaudited)

(in thousands, except per share data)

	Three Months Ended
	September 30,
	2026	2025
Net income (GAAP)	$67,427	$61,832
Restructuring expense	163	310
Amortization of acquired intangible assets	1,394	2,805
Strategic advisory costs	6,231	1,684
Loss on debt extinguishment and debt modification costs	756	295
U.S. tax benefit due to an increase in foreign-derived income	(2,031)	—
Income tax impact on non-GAAP adjustments(1)	(2,152)	(1,224)
Loss (income) from discontinued operations	4,055	(770)
Adjusted net income (non-GAAP)	$75,843	$64,932
(1)	Represents the income tax impact of non-GAAP continuing operations adjustments that is recognized in our GAAP financial statements.

	Three Months Ended
	September 30,
	2026	2025
Diluted earnings per share (GAAP)	$1.95	$1.67
Effect on diluted earnings per share:
Restructuring expense	0.00	0.01
Amortization of acquired intangible assets	0.04	0.08
Strategic advisory costs	0.18	0.05
Loss on debt extinguishment and debt modification costs	0.02	0.01
U.S. tax benefit due to an increase in foreign-derived income	(0.06)	-
Income tax impact on non-GAAP adjustments(1)	(0.06)	(0.03)
Loss (income) from discontinued operations	0.12	(0.02)
Adjusted earnings per share (non-GAAP)	$2.19	$1.75
Diluted shares	34,573	37,057

Note: May not sum due to rounding.

(1)	Represents the income tax impact of non-GAAP continuing operations adjustments that is recognized in our GAAP financial statements.

Covista Inc.

Free Cash Flow

(unaudited)

(in thousands)

	Twelve Months Ended
	FY26	FY26	FY26	FY26	FY27
	Q1	Q2	Q3	Q4	Q1
Net cash provided by operating activities-continuing operations (GAAP)	$374,796	$427,890	$406,335	$470,796	$454,438
Capital expenditures	(55,936)	(59,880)	(69,872)	(77,696)	(99,265)
Free cash flow (non-GAAP)	$318,860	$368,010	$336,463	$393,100	$355,173

Covista Inc.

Net Leverage

(unaudited)

(in thousands)

Twelve Months Ended
September 30, 2026
Covista:
Net income (GAAP)	$257,161
Loss from discontinued operations	20,634
Interest expense	44,289
Other income, net	(6,108)
Provision for income taxes	79,950
Depreciation and amortization	73,836
Stock-based compensation	41,104
Restructuring expense	6,182
Strategic advisory costs	23,109
Debt modification costs	756
Adjusted EBITDA (non-GAAP)	$540,913

September 30, 2026
Total long-term debt principal	$510,000
Less: Cash and cash equivalents	(222,223)
Net debt (non-GAAP)	$287,777

Net leverage (non-GAAP)	0.5x